                                                                   EXHIBIT 10.40

                                                       *  Confidential Treatment
                                                          Requested

                           ASSET PURCHASE AGREEMENT
                           ------------------------
                                 by and among

                   STEVEN M. PAGNOTTA and DAVID A. PETERSEN,
                              as "Shareholders,"

                        MIDSTATES MANAGEMENT CO., INC.,
                                  as "Seller"

                                      and

                        KOLL MANAGEMENT SERVICES, INC.,
                                  as "Buyer"



                           Dated:  September 14, 1994

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                               TABLE OF CONTENTS
                               -----------------


- ------------------
ARTICLE I    PURCHASE AND SALE OF ASSETS.................................   2

   1.1       Transfer Of Assets..........................................   2

   1.2       Consideration for Assets....................................   2

   1.3       Adjustments to Purchase Price...............................   2

   1.4       Assumption of Liabilities...................................   5

   1.5       Covenant Not to Compete.....................................   6

ARTICLE II   CLOSING.....................................................   7

   2.1       Closing.....................................................   7

   2.2       Documents to be Delivered...................................   7

   2.3       Transfer Taxes..............................................   8

   2.4       Prorations..................................................   8

   2.5       Employment..................................................   8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF
             SELLER AND THE SHAREHOLDERS.................................   9

   3.1       Organization and Qualification..............................   9

   3.2       Authorization...............................................   9

   3.3       No Conflict or Violation....................................   9

   3.4       Consents and Approvals......................................  10

   3.5       Financial Statements........................................  10

   3.6       Books and Records...........................................  10

   3.7       Litigation..................................................  10

   3.8       Compliance with Law.........................................  11

   3.9       Permits.....................................................  11

   3.10      Liabilities.................................................  11

   3.11      Labor Matters...............................................  11

   3.12      Benefit Arrangements........................................  12

   3.13      Brokers and Finders.........................................  12

   3.14      Title.......................................................  12

   3.15      Tenant Lease................................................  12

   3.16      Material Misstatements or Omissions.........................  12

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER.....................  13

   4.1       Organization of Buyer.......................................  13

   4.2       Authorization...............................................  13

   4.3       Brokerage/Finders Fees......................................  13

   4.4       No Conflict or Violation....................................  13

   4.5       Consents and Approvals......................................  14

ARTICLE V    ACTIONS BY SELLER, THE SHAREHOLDERS AND BUYER
             PRIOR TO THE CLOSING........................................  14

   5.1       Maintenance of Business.....................................  14

   5.2       Investigation by Buyer......................................  14

   5.3       Notification of Certain Matters.............................  14

ARTICLE VI   CONDITIONS TO SELLER'S OBLIGATIONS..........................  15

   6.1       Representations, Warranties and Covenants...................  15

   6.2       No Governmental Proceeding or Litigation....................  15

   6.3       Waiver by Seller............................................  15

   6.4       Employment Agreements.......................................  15

ARTICLE VII  CONDITIONS TO BUYER'S OBLIGATIONS...........................  16

   7.1       Representations, Warranties and Covenants...................  16

   7.2       No Governmental Proceeding or Litigation....................  16

   7.3       Due Diligence...............................................  16

   7.4       Existing Client Consents....................................  16

   7.5       Employment Agreements.......................................  17

   7.6       Waiver by Buyer.............................................  17

ARTICLE VIII INDEMNIFICATION.............................................  17

   8.1       Survival of Representations, Etc............................  17

   8.2       Indemnification.............................................  17

ARTICLE IX   MISCELLANEOUS...............................................  19

   9.1       Termination.................................................  19

   9.2       Assignment..................................................  19

   9.3       Notices.....................................................  19

   9.4       Choice of Law...............................................  21

   9.5       Entire Agreement; Amendments and Waivers....................  21

   9.6       Counterparts................................................  22

   9.7       Invalidity..................................................  22

   9.8       Headings....................................................  22

   9.9       Further Assurances..........................................  22

   9.10      Expenses....................................................  22

   9.11      Attorneys Fees..............................................  22

   9.12      Publicity...................................................  22

   9.13      Confidential Information....................................  23

   9.14      Trading Stock of Buyer......................................  23

   9.15      Miscellaneous...............................................  23

   9.16      Right of Offset.............................................  23

ARTICLE X    DEFINITIONS.................................................  24

   10.1      Affiliate...................................................  24

   10.2      Assets......................................................  24

   10.3      Benefit Arrangement.........................................  24

   10.4      Buyer.......................................................  24

   10.5      Closing.....................................................  24

   10.6      Closing Date................................................  24

   10.7      Damages.....................................................  24

   10.8      Existing Brokerage Agreement; Existing Brokerage
             Agreements..................................................  25

   10.9      Existing Client; Existing Clients...........................  25

   10.10     Existing Managed Building; Existing Managed Buildings.......  25

   10.11     Existing Management Agreement; Existing Management
             Agreements................................................... 25

   10.12     Indemnitee..................................................  25

   10.13     Indemnitor..................................................  25

   10.14     Net New Business Income.....................................  25

   10.15     Net Operating Income........................................  25

   10.16     New Business Expenses.......................................  25

   10.17     New Business Revenues.......................................  25

   10.18     Operating Expenses..........................................  25

   10.19     Purchase Price..............................................  26

   10.20     Representative..............................................  26

   10.21     Revenues....................................................  26
   10.22     Seller......................................................  26
   10.23     Shareholders; Shareholder...................................  26


EXHIBITS
- --------

EXHIBIT "A"    EXISTING CLIENTS; EXISTING MANAGED BUILDINGS
EXHIBIT "B"    EXISTING BROKERAGE AGREEMENTS
EXHIBIT "C"    PERSONAL PROPERTY LEASES AND FINANCING ARRANGEMENTS
EXHIBIT "D"    TANGIBLE PERSONAL PROPERTY
EXHIBIT "E"    PURCHASE PRICE ALLOCATION
EXHIBIT "F"    DISCLOSURE SCHEDULE
EXHIBIT "G"    FINANCIAL STATEMENTS OF SELLER
EXHIBIT "H"    1994 BUDGET
EXHIBIT "I"    EMPLOYEES OF SELLER
EXHIBIT "J"    BENEFIT ARRANGEMENTS
EXHIBIT "K"    PROMISSORY NOTE
EXHIBIT "L"    NET NEW BUSINESS INCOME BUILDINGS

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT, dated as of September 14, 1994, is made by and among STEVEN M. PAGNOTTA and DAVID A. PETERSEN (collectively,
"Shareholders"), KOLL MANAGEMENT SERVICES, INC., a Delaware corporation ("Buyer"), and MIDSTATES MANAGEMENT CO., INC., an Illinois corporation ("Seller"). A glossary of defined terms used herein is set forth in Article X.

                               R E C I T A L S :
                               ----------------

     A. Seller currently engages in the business of providing retail and commercial property management and leasing services with respect to the buildings (collectively, the "Existing Managed Buildings" and sometimes separately referred to as an "Existing Managed Building") owned or controlled by third parties set forth on Exhibit "A" (collectively, the "Existing Clients" and
                           ----------
sometimes separately referred to as an "Existing Client") pursuant to written agreements (collectively, the "Existing Management Agreements" and sometimes
                               ------------------------------
separately referred to as an "Existing Management Agreement") entered into by
                              -----------------------------
Seller and each such Existing Client.

     B. Seller currently engages in the business of providing retail and commercial real estate brokerage services to third parties pursuant to written agreements entered into by Seller and each such third party, which are identified on Exhibit "B" attached hereto (collectively, the "Existing Brokerage
              ----------                                      ------------------
Agreements" and sometimes separately referred to as an "Existing Brokerage
- ----------                                              ------------------
Agreement").
- ---------

     C. Buyer desires to purchase from Seller, and Seller desires to transfer to Buyer, the Existing Management Agreements, the Existing Brokerage Agreements and certain other assets of Seller upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T :
                              ------------------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

PURCHASE AND SALE OF ASSETS
- ---------------------------

     1.1        Transfer Of Assets
                -------------------

          Upon the terms and subject to the conditions contained herein at the Closing, Seller agrees to (a) transfer and convey to Buyer all of its Existing Management Agreements and Existing Brokerage Agreements; (b) assist Buyer, to the extent permitted by state and federal law, in hiring Seller employees designated by Buyer that are presently employed by Seller in connection with its management operations; (c) assign to Buyer the personal property leases and personal property financing arrangements of Seller set forth on Exhibit "C"; (d)
                                                                -----------
transfer to Buyer the tangible personal property of Seller set forth on Exhibit
                                                                        -------
"D"; and (e) subject to the provisions of Section 1.4, assign to Buyer the real
- ---
property lease of Seller with respect to office space located at 1420 Kensington Road, Suite 103, Oak Brook, Illinois 60521. The foregoing assets to be transferred to Buyer pursuant to this Agreement shall hereinafter be referred to as the "Assets."

     1.2        Consideration for Assets
                -------------------------

          Upon the terms and subject to the conditions contained herein, as
consideration for the purchase of the Assets, Buyer shall pay to Seller     *
      Dollars ($ * ), as adjusted pursuant to Section 1.3 (the "Purchase
                                                                --------
Price"). The Purchase Price shall be paid in three (3) installments on the
- -----
Closing Date, on the sixtieth (60th) day following the first anniversary of the Closing Date and on the sixtieth (60th) day following the second anniversary of
the Closing Date in the amount of      *       Dollars ($ * ) for each such
installment, as the second and third installments may be adjusted pursuant to
Section 1.3. The second and third installments shall be evidenced by a Promissory Note in the form of Exhibit "K" attached hereto. The Purchase Price
                               ----------
shall be allocated to the Assets as set forth on Exhibit "E".
                                                 -----------

     1.3        Adjustments to Purchase Price
                ------------------------------

                (a) The installment payment due on the sixtieth (60th) day following the first anniversary of the Closing Date shall be decreased (but not below zero) dollar for dollar by the product of the amount that Net Operating Income for the year ending

                                                        * Confidential Treatment
                                                          Requested
     on the first anniversary of the Closing Date is less than * Dollars ($ * ) multiplied by * percent ( * %). The installment payment due on the sixtieth
     (60th) day following the second anniversary of the Closing Date shall be decreased (but not below zero) dollar for dollar by the product of the amount that Net Operating Income for the year ending on the second anniversary of the Closing Date is less than * Dollars ($ * ) multiplied by
     * percent ( * %) or shall be increased dollar for dollar by the product of the amount that Net Operating Income for the year ending on the second anniversary of the Closing Date is more than * Dollars ($ * ) (not to exceed the amount that Net Operating Income for the year ending on the first anniversary of the Closing Date was less than * Dollars ($ * )) multiplied by * percent ( * %).

                     (1) The term "Net Operating Income" for any relevant computation period means the Revenues during such period less

                          (i)    The Operating Expenses during such period,

                          (ii) The cost of any employees of Buyer associated with the Existing Management Agreements and the Existing Brokerage Agreements training at "Koll college," which training was approved by Seller, and

                          (iii) A reasonable allocation of Buyer's corporate overhead during such period consistent with allocations made by Buyer to its operating divisions not to exceed * percent ( * %) of Revenues for such period.

                     (2) The term "Revenues" for any relevant computation period means the gross revenues, net of any third party commission or fee, of Buyer during such period from the Existing Management Agreements and the Existing Brokerage Agreements exclusive of any reimbursement from a client

                                                        * Confidential Treatment
                                                          Requested
          of Buyer of the cost of employee training at "Koll College" which training was not approved by Seller.

                     (3) The term "Operating Expenses" for any relevant computation period means all operating expenses (exclusive of the expenses referenced or included in subsections (ii) and (iii) of
          Section 1.3(a)(1)) incurred by Buyer during such period associated with the Existing Management Agreements and the Existing Brokerage Agreements reasonably allocated by Buyer including, without limitation except as otherwise specified herein, the following:

                          (i)    office expenses,

                          (ii) labor and benefits costs, including, without limitation, all compensation and benefits payable to any Shareholder,

                          (iii)  real property rent expense for such year,

                          (iv)   travel and entertainment expenses,

                          (v) insurance costs, including, without limitation, errors and omissions/professional liability insurance costs,

                          (vi)   professional fees,

                          (vii)  all taxes (except income taxes),

                          (viii) marketing expenses

                          (ix) personal property rent expenses payable to third party lessors and interest on personal property financing arrangements payable to third party lenders,

                          (x) P.C. and existing network based computer maintenance and software costs for all personnel used in connection with the Existing Management Agreements and the Existing Brokerage Agreements,

                          (xi) depreciation on any depreciable property used in connection with the Existing Management Agreements and the Existing Brokerage Agreements, and

                          (xii) a reasonable allocation of Buyer's accounting costs consistent with allocations by Buyer to its operating divisions.

                (b) The installment payment due on the sixtieth (60th) day following the first anniversary of the Closing Date shall be increased by the Net New Business Income for the year ending on the first anniversary of the Closing Date. The installment payment due on the sixtieth (60th) day following the second anniversary of the Closing Date shall be increased by the Net New Business Income for the year ending on the second anniversary of the Closing Date.

                     (1) The term "Net New Business Income" for any relevant computation period means the New Business Revenues during such period less

                          (i) The New Business Expenses during such period, and

                          (ii) A reasonable allocation of Buyer's corporate overhead during such period consistent with allocations made by Buyer to its operating divisions not to exceed two and one-half percent (2-1/2%) of New Business Revenues for such period.

                     (2) The term "New Business Revenues" for any relevant computation period means the gross revenues, net of any third party commission or fee, of Buyer from new management agreements and/or new retail and/or commercial real estate brokerage agreements procured after the Closing Date with respect to buildings set forth on Exhibit
                                                                        -------
          "L" attached hereto, fifty percent (50%) of the excess of the gross
          ---
          revenues of Buyer over any third party commission or fee from new management agreements and/or new retail and/or commercial real estate brokerage agreements procured after the Closing Date with Existing Clients with respect to buildings other than the Existing Managed Buildings and the buildings set forth on Exhibit "L" attached hereto,
                                                   -----------
          and fifty percent (50%) of the excess of the gross revenues of Buyer over any third party commission or fee from new management agreements and/or new retail and/or commercial real estate brokerage agreements procured by either of the Shareholders on behalf of Buyer after the Closing Date with clients other than Existing Clients and clients which are then a client of Buyer and not identified on Exhibit "L"
                                                                 -----------
          attached hereto.

                     (3) The term "New Business Expenses" for any relevant computation period means all operating expenses of the type set forth in Section 1.3(a)(3) incurred by Buyer during such period associated with new management agreements and/or new retail and/or commercial real estate brokerage agreements procured after the Closing Date with respect to buildings set forth on Exhibit "L" attached hereto, fifty
                                            -----------
          percent (50%) of the operating expenses of the type set forth in
          Section 1.3(a)(3) incurred by Buyer during such period associated with new management agreements and/or new retail and/or commercial real estate brokerage agreements procured after the Closing Date with Existing Clients with respect to buildings other than Existing Managed Buildings and the buildings set forth on Exhibit "L" attached hereto
                                                   -----------
          and fifty percent (50%) of the operating expenses of the type set forth in Section 1.3(a)(3) incurred by Buyer during such period associated with new management agreements and/or new retail and/or commercial real estate brokerage agreements procured by either of the Shareholders on behalf of Buyer after the Closing Date with clients other than Existing Clients and clients which are then a client of Buyer, all as reasonably allocated by Buyer and not identified on Exhibit "L"
                                                              -----------
          attached hereto.

                (c) For purposes of the foregoing, Net Operating Income and Net New Business Income for any relevant computation period shall be calculated under the accrual method of accounting and in accordance with generally accepted accounting principles, consistently applied.

                (d) Within sixty (60) days following the first and second anniversary of the Closing Date, Buyer shall prepare and distribute to Seller an annual report setting forth the calculation of Net Operating Income and Net New Business Income for the years ending on the first and second anniversary of the Closing Date, as applicable, certified as true and correct by the Chief Financial Officer of Buyer, in his capacity as an officer of Buyer.

     1.4        Assumption of Liabilities
                --------------------------

          Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume all obligations and liabilities accruing, arising out of, or relating to, events or occurrences happening after the Closing Date
(a) under any Existing Management Agreements, Existing Brokerage Agreements, personal property leases and personal property financing arrangements assigned to Buyer pursuant to the terms of this Agreement, but not including any obligation or liability for any breach of any such contract occurring prior to the Closing Date, (b) under the tenant lease for office space located at 1420 Kensington Road, Suite 103, Oak Brook, Illinois 60521, but not including any obligation or liability for any breach of such lease occurring prior to the Closing Date and (c) in respect of any employees of Seller employed by Buyer on and after the Closing Date with respect to events occurring after the Closing Date. Buyer shall not assume any obligations or liabilities of Seller not specifically described in this Section 1.4.

     1.5        Covenant Not to Compete
                ------------------------

                (a) Seller hereby agrees that it shall not, for a period of three (3) years following the Closing Date, contact, solicit or contract with (1) any Existing Client for the rendering of property management services, (2) any client of Buyer for the rendering of property management services with respect to any building then currently being managed by Buyer or (3) any client of Buyer for the rendering of retail and/or commercial real estate brokerage services of the type then currently being rendered by Buyer to such client.

                (b) Each Shareholder hereby agrees that he shall not, for a period expiring on the later of the third (3rd) anniversary of the Closing Date or the termination of such Shareholder's employment with Buyer, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director or in any other individual or representative capacity, solicit or contract with, or acquire, individually or in the aggregate with one or more of the other Shareholders, controlling interest in any entity or organization which solicits or contracts with,
     (1) any Existing Client for the rendering of property management services exclusive of any Existing Client in which such Shareholder holds an ownership interest, directly or indirectly, of five percent (5%) or more,
     (2) any client of Buyer for the rendering of property management services with respect to any building then currently being managed by Buyer or (3) any client of Buyer for the rendering of retail and/or commercial real estate brokerage services of the type then currently being rendered by Buyer to such client. Notwithstanding the foregoing, Steven M. Pagnotta shall be entitled to engage in tenant representation brokerage services as the same may be restricted by the General Partnership Agreement for Koll/Bradford Joint Venture.

                (c) Seller and each Shareholder agree not to hire any of the employees of Buyer in connection with the rendition by Seller and/or any Shareholder of property management services and/or retail or commercial real estate brokerage services of the type then currently being rendered by Buyer for a period of one 1 year following any such employee's termination, for any reason, of employment with Buyer.

                (d) In the event any of the covenants in this Section 1.5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                (e) Seller and each Shareholder acknowledge that a breach of the covenants contained in this Section 1.5 will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller and each Shareholder agree that if Seller and/or any Shareholder breaches the covenants contained in this Section 1.5 in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without, in the event of a final judgment, posting a bond or other security.

                                   ARTICLE II
                                   ----------

CLOSING
- -------
     2.1        Closing
                --------

          The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on October 1, 1994, or such other date as may be mutually agreed upon in writing by Seller and Buyer (the "Closing Date"), at the Chicago offices of Buyer, 10 South La Salle, Suite 2600, Chicago, Illinois 60603.

     2.2        Documents to be Delivered
                --------------------------

          To effect the transfer of the Assets referred to in Section 1.1 and the delivery of the consideration described in Section 1.2 hereof, Seller and Buyer shall, on the Closing Date, deliver the following:

                (a) Seller shall assign to Buyer all of its rights and obligations with respect to each Existing Management Agreement and each Existing Brokerage Agreement, to the extent each such Existing Management Agreement and each such Existing Brokerage Agreement is assignable without consent of the other party thereto. If any such Existing Management Agreement and/or any such Existing Brokerage Agreement is not assignable without consent of the other party thereto and Seller does not obtain the consent of the other party to such contract of the proposed assignment to Buyer, then such contract shall only be assigned to Buyer upon the written request of Buyer delivered to Seller. In any event, Seller shall provide Buyer with any consideration received by Seller with respect to any such Existing Management Agreement and/or any such Existing Brokerage Agreement in the exact form received, and as and when received, by Seller. Seller shall assign to Buyer all of its rights and obligations as lessee or borrower, as applicable, under the personal property leases and personal property financing arrangements described on Exhibit "C" attached hereto
                                                  -----------
     and, subject to the provisions of Section 1.4, as lessee under the tenant lease for office space located at 1420 Kensington Road, Suite 103, Oak Brook, Illinois 60521. Seller shall transfer to Buyer all of the tangible personal property in the nature of furniture, fixtures, office equipment, computers, calculators, office supplies and the like listed on Exhibit "D"
                                                                    -----------
     attached hereto. Seller shall deliver to Buyer at the Closing such assignment documentation and conveyancing instruments as shall be reasonably requested by Buyer, in form and substance and in a manner reasonably satisfactory to Buyer and Seller, to vest in Buyer title in and to the Assets of Seller assigned to Buyer in accordance with the provisions of this Agreement.

                (b) Buyer shall deliver to Seller the first installment of the Purchase Price in the amount of Three Hundred Fifty-Seven Thousand Three Hundred Fifty-Six Dollars ($357,356), by certified check or wire transfer of funds.

                (c) Buyer and Seller shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles VI and VII, respectively.

                (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

     2.3        Transfer Taxes
                ---------------

          Seller shall be responsible for any documentary transfer taxes and any sales, use or other taxes, duties, fees and governmental exactions imposed by reason of the transfer of the assets of Seller provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

     2.4        Prorations
                -----------

          Except as otherwise set forth below, there shall not be any proration of expenses or income with respect to any of the Assets acquired by Buyer. All revenue of Seller accrued prior to the Closing Date shall be the property of Seller and paid by Buyer to Seller upon its receipt and all revenue accrued with respect to the Assets from and after the Closing Date shall be the property of Buyer.

     2.5        Employment
                -----------

          Immediately following the Closing, Buyer shall offer employment to all of the employees of Seller who are listed on Exhibit "I". The salaries offered
                                             -----------
to such employees shall be market competitive as of the Closing Date in the reasonable discretion of the Buyer after consultation with Seller and other employee benefits offered to such employees shall be consistent with employee benefits provided such employees by Seller as of the Closing Date for a period of no less than six (6) months (nine (9) months for Deborah Gallet, Jim Otto and John Rosenberg) following the Closing Date. Such employees shall be notified of the transfer of the management functions to Buyer in a joint communication from Seller and Buyer mutually approved by Seller and Buyer.

                                  ARTICLE III
                                  -----------

REPRESENTATIONS AND WARRANTIES
- -------------------------------
OF SELLER AND THE SHAREHOLDERS
- ------------------------------

          Seller and each of the Shareholders as to himself, hereby represents and warrants to Buyer, except as set forth on the Disclosure Schedule attached hereto as Exhibit "F", the following:
          -----------

     3.1        Organization and Qualification
                -------------------------------

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority to conduct its business as it is now being conducted.

     3.2        Authorization
                --------------

          Seller and each respective Shareholder has the requisite power and authority to enter into this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and each respective Shareholder and constitutes a legal, valid and binding obligation of Seller and each such Shareholder, enforceable against Seller and each such Shareholder in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.3        No Conflict or Violation
                -------------------------

          Neither the execution and delivery of this Agreement by Seller and each respective Shareholder, nor the consummation by Seller and each respective Shareholder of the transactions contemplated hereby, nor compliance by Seller and the respective Shareholders with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the Assets of Seller under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Seller or (ii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Seller or any respective Shareholder is a party or to which Seller, any respective Shareholder or any of the properties or assets of Seller may be subject, which violation, conflict, breach or default would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any respective Shareholder or any of the properties or assets of Seller, which violation would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby.

     3.4        Consents and Approvals
                -----------------------

          Except for the consent of the other parties to the agreements, leases and contracts contained in the Assets to the assignment and transfer thereof from Seller to Buyer (including, without limitation, Existing Management Agreements and Existing Brokerage Agreements), no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Seller and the respective Shareholders and the consummation by the Seller and the respective Shareholders of the transactions contemplated by this Agreement.

     3.5        Financial Statements
                ---------------------

          The unaudited balance sheet as of June 30, 1994, and related unaudited statements of operations, shareholders equity and cash flows for Seller for the six (6) months then ended (the "Financial Statements") attached hereto as Exhibit "G" fairly and accurately present in all material respects the assets,
- -----------
liabilities and financial position of Seller as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the period then ended. Seller shall deliver to Buyer prior to the Closing Date an unaudited balance sheet as of July 31, 1994, and related unaudited statements of operations, shareholders' equity and cash flows for Seller for the seven (7) months then ended, prepared in the same manner as the Financial Statements, which shall fairly and accurately present in all material respects the assets, liabilities and financial position of Seller as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the period then ended.

     3.6        Books and Records
                ------------------

          The books and records to which access was given Buyer prior to the date hereof are the actual books and records of Seller and accurately and fairly reflect, in all material respects, the activities, transactions, revenues and expenses of Seller, and the budget for the twelve (12) month period ending July 31, 1995 attached hereto as Exhibit "H" fairly reflect the projected revenues
                            -----------
and expenses of Seller for such period, based upon the assumptions used in its preparation, which assumptions Seller and each Shareholder represent were prepared in good faith at the time such projections were prepared. Seller will advise Buyer, in writing, prior to the Closing Date of any material adverse changes in such projections.

     3.7        Litigation
                -----------

          There currently are no pending actions, suits, investigations or proceedings by, against, involving or relating to Seller, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any claim has been made or asserted against Seller. There is outstanding no garnishment, attachment or writ of execution issued with reference to Seller or any of the Assets. Seller is not a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

     3.8        Compliance with Law
                --------------------

          Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations. The conduct of Seller's business is in material conformity with all building code, health and environmental requirements except where the aggregate of all such non-conformities would not have a material adverse effect on Seller. The conduct of Seller's business is in material conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on Seller. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, any statute, law, ordinance, regulation, rule, judgment, decree or order. Seller has no reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order.

     3.9        Permits
                --------

          Seller has all permits from governmental agencies required to conduct its present business as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on the Assets.

     3.10       Liabilities
                ------------

          Seller has no liabilities, obligations or commitments of any material nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), due or to become due, except (a) liabilities reflected or provided for in the Financial Statements and (b) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with Seller's past practice.

     3.11       Labor Matters
                --------------

          Seller has not entered into any written employment agreement with any employees. Except as provided by law, the employment of all persons presently employed or retained by Seller is terminable at will. Seller is not a party to any collective bargaining agreement, nor is Seller subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor grievances, or investigations, claims or suits concerning employment pending or threatened against Seller. Seller has not entered into any agreement, oral or written, with any present or former employee of Seller that will result in a commitment or obligation (absolute or contingent) of Seller and/or Buyer to make any payment to any present or former employee of Seller following his or her termination of employment. Seller does not maintain, participate in or contribute to, has never maintained, participated in or contributed to, and has not announced plans or legally binding commitments to maintain, participate in or contribute to, any qualified or non-qualified pension or profit-
sharing plan and/or other form of deferred compensation and/or post-retirement insurance, compensation or benefits which covers or has covered any employees or former employees of Seller exclusive of Benefit Arrangements (as defined below). The employment of all employees presently employed by Seller whose names are set forth on Exhibit "I" attached hereto shall be terminated as of the Closing Date
         -----------
and any related severance payments due as a result of such termination shall be the responsibility of Seller. Exhibit "I" also sets forth which of those
                              -----------
employees to be terminated by Seller will be offered employment by Buyer pursuant to the provisions of Section 2.5.

     3.12       Benefit Arrangements
                ---------------------

          Each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, and life, health, disability or accident benefits which covers or has covered any employees of Seller (collectively, "Benefit Arrangements"), has been maintained in compliance with its terms and with the requirements described by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. Set forth on Exhibit "J" is a
                                                               -----------
complete and accurate description of each Benefit Arrangement of Seller.

     3.13       Brokers and Finders
                --------------------

          Neither Seller, any Shareholder nor any of Seller's officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     3.14       Title
                ------

          Seller has good and marketable title to the Assets (exclusive of Assets for which Seller cannot hold title such as leased property and except that certain of the Existing Management Agreements and Existing Brokerage Agreements cannot be assigned without the prior consent of the other party thereto) and has possession thereof and there is no lien or encumbrance against any such asset except any lien imposed by law in the ordinary course of business for assessments not yet due and payable.

     3.15       Tenant Lease
                -------------

          The term of the tenant lease for office space located at 1420 Kensington Road, Suite 103, Oak Brook, Illinois 60521 expires November 30, 1994.

     3.16       Material Misstatements or Omissions
                ------------------------------------

          No representation or warranty by Seller or any Shareholder in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available by Seller or any Shareholder to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein, taken as a whole, not misleading.

                                   ARTICLE IV
                                   ----------

REPRESENTATIONS AND WARRANTIES OF BUYER
- ---------------------------------------

          Buyer hereby represents and warrants to Seller and each of the Shareholders as follows:

     4.1        Organization of Buyer
                ----------------------

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

     4.2        Authorization
                --------------

          Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3        Brokerage/Finders Fees
                -----------------------

          Neither Buyer nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     4.4        No Conflict or Violation
                -------------------------

          Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

     4.5        Consents and Approvals
                -----------------------

__________Except for the consent of the other parties to the agreements, leases and contracts contained in the Assets to the assignment and transfer thereof from Seller to Buyer (including, without limitation, Existing Management Agreements and Existing Brokerage Agreements), no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated by this Agreement.

                                   ARTICLE V
                                   ---------

ACTIONS BY SELLER, THE SHAREHOLDERS
- ------------------------------------
AND BUYER PRIOR TO THE CLOSING
- ------------------------------

          During the period from the date hereof through the Closing Date:

     5.1        Maintenance of Business
                ------------------------

          The business of Seller shall be conducted only in, and Seller shall not take any action except in, the ordinary course of business and consistent with past practice, and Seller shall use its best efforts to maintain and preserve its business, assets, prospects, employees, suppliers, customers and other advantageous business relationships.

     5.2        Investigation by Buyer
                -----------------------

          Seller shall allow Buyer during regular business hours through Buyer's Representatives, to make such investigation of the business, properties, books and records of Seller, and to conduct such examination of the condition of Seller, as Buyer deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of Seller and the Shareholders hereunder.

     5.3        Notification of Certain Matters
                --------------------------------

          Seller and each Shareholder shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (b) any material failure of Seller, Shareholders or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

                                   ARTICLE VI
                                   ----------

CONDITIONS TO SELLER'S OBLIGATIONS
- ----------------------------------

          The obligation of Seller and Shareholders to transfer the Assets to Buyer and to consummate the other transactions contemplated hereby on the Closing Date is subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1        Representations, Warranties and Covenants
                ------------------------------------------

          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent such representations and warranties are expressly stated to be true as of another date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller at the Closing a certificate executed by Buyer, in form and substance and executed in a manner reasonably satisfactory to Seller, to the foregoing effect.

     6.2        No Governmental Proceeding or Litigation
                -----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller and/or Shareholders if the transactions contemplated hereunder are consummated.

     6.3        Waiver by Seller
                -----------------

          Seller may unilaterally waive any of Seller's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by Seller, and
(c) delivered to Buyer on or before the date such condition is to be satisfied.

     6.4        Employment Agreements
                ----------------------

          Each Shareholder shall have entered into an employment agreement with Buyer in form and substance satisfactory to Buyer and each such applicable Shareholder. Each such employment agreement shall specify salary, benefits, discretionary bonus and other provisions customarily set forth in Buyer's employment agreements with senior executives.

                                  ARTICLE VII
                                  -----------

CONDITIONS TO BUYER'S OBLIGATIONS
- ---------------------------------

          The obligation of Buyer to purchase the Assets and to consummate the other transactions contemplated hereby is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions :

     7.1        Representations, Warranties and Covenants
                ------------------------------------------

          All representations and warranties of Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date except to the extent such representations and warranties are expressly stated to be true as of another date, and Seller and the Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to Buyer at the Closing a certificate executed by Seller and the Shareholders, in form and substance and executed in a manner reasonably satisfactory to Buyer, to the foregoing effect.

     7.2        No Governmental Proceeding or Litigation
                -----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the Assets, the financial condition and/or business of Seller or otherwise reasonably be expected to materially damage Buyer if the transactions contemplated hereunder are consummated.

     7.3        Due Diligence
                -------------

          Buyer and its Representatives shall have completed a due diligence review of the operational, financial and legal affairs of Seller and Buyer shall be satisfied, in its sole discretion, with the results of such investigation.

     7.4        Existing Client Consents
                -------------------------

          Eighty percent (80%) or more of the Existing Management Agreements shall be assignable to Buyer and consented to by the applicable Existing Clients (when required). For purposes of this Section 7.4, the percentage of Existing Management Agreements assignable to Buyer shall equal a fraction the numerator of which is the aggregate gross revenues received by Seller during the twelve
(12) month period ended June 30, 1994, from the Existing Management Agreements assignable to Buyer and consented to the by applicable

Existing Clients (when required) and the denominator of which is the gross revenues received by Seller during the twelve (12) month period ended June 30, 1994, from all of the Existing Management Agreements. Seller shall be required to provide documentation reasonably satisfactory to Buyer evidencing the consent (when required) of the Existing Clients to the assignment of each such Existing Management Agreement to Buyer.

     7.5        Employment Agreements
                ----------------------

          Each Shareholder shall have entered into an employment agreement with Buyer in form and substance satisfactory to Buyer and each such applicable Shareholder. Each such employment agreement shall specify salary, benefits, discretionary bonus and other provisions customarily set forth in Buyer's employment agreements with senior executives. In addition, Buyer shall have entered into employment agreements in such form and with such key personnel as Buyer in its sole discretion determines are necessary to perform Buyer's obligations under the Existing Management Agreements and the Existing Brokerage Agreements.

     7.6        Waiver by Buyer
                ----------------

          Buyer may unilaterally waive any of Buyer's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by Buyer, and
(c) delivered to Seller on or before the date such condition is to be satisfied.

                                  ARTICLE VIII
                                  ------------

INDEMNIFICATION
- ---------------

     8.1        Survival of Representations, Etc.
                ----------------------------------

          All statements contained in the Disclosure Schedule or in the certificates delivered at the Closing pursuant to Sections 6.1 and 7.1 shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of

Seller, each of the Shareholders and Buyer contained herein shall survive the Closing Date for a period of two (2) years regardless of any investigation made by any of the parties hereto.

     8.2        Indemnification
                ----------------
          (a)  By Seller and the Shareholders.
               -------------------------------

                (1)  Joint and Several Indemnification. Seller and each
                     ---------------------------------
     Shareholder hereby agree, jointly and severally, to indemnify, defend (subject to the provisions of Section 8.2(d)) and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to any claim by any third party brought against Buyer arising from the actions or inactions of Seller and/or any Shareholder or the operation of Seller's business prior to the Closing.

                (2)  Additional Seller Indemnification. Seller hereby agrees to
                     ---------------------------------
     indemnify, defend and hold harmless Buyer and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to, any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller and/or any Shareholder in or pursuant to this Agreement.

                (3)  Additional Shareholder Indemnification. Each Shareholder
                     --------------------------------------
     hereby agrees to indemnify, defend and hold harmless Buyer and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to, any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller and/or such Shareholder in or pursuant to this Agreement.

                (4)  Right of Offset. Buyer shall have the right to offset any
                     ---------------
     amounts due Seller under this Agreement or any other agreement to which any Shareholder and Buyer are parties in satisfaction of Seller's and/or any Shareholder's indemnification obligation set forth above in this Section
     8.2. To the extent so offset, Seller's and/or any Shareholder's, as applicable, indemnification obligation set forth in this Section 8.2 shall be satisfied. Notwithstanding the foregoing, if there is a final, non-appealable determination by a court of competent jurisdiction that Buyer improperly offset any amounts that were otherwise payable to Seller and/or any Shareholder, then Buyer shall be obligated to pay to Seller and/or any such Shareholder, as applicable, such improperly withheld amounts, together with interest thereon computed at the Wells Fargo Bank reference (prime) rate of interest (adjusted concurrently with any adjustments to such interest rate) accrued from and after the date any such amounts were improperly withheld.

          (b)  By Buyer. Buyer shall indemnify, defend (subject to the
               --------
provisions of Section 8.2(d)) and hold harmless each Shareholder, Seller and Seller's Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, or (ii) any claim by any third party brought against Seller and/or any Shareholder arising from the actions or inactions of Buyer or the operation of Buyer's business on or after the Closing Date.

          (c)  Damages. The term "Damages" as used in this Section 8.2 is not
               -------
limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.

          (d)  Notification Requirement. Subject to the survival limitations of
               ------------------------
Section 8.1 requiring notification within two (2) years of the Closing Date, if any party ("Indemnitee") hereto desires to make a claim against any other party ("Indemnitor") pursuant to the provisions of this Article VIII, then Indemnitee shall notify Indemnitor of the claim, demand, action or right of action which is the basis of such claim and the provision or provisions of this Agreement alleged to have been breached or to be inaccurate, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Indemnitee shall provide Indemnitor with all information available to it regarding such claim, demand, action or right of action (whether or not it involves a third party). In addition, with respect to any claim brought by a third party against an Indemnitee, each such Indemnitor shall have the right to approve the counsel selected by Indemnitee, which approval shall not be unreasonably withheld or delayed. All settlements of third party claims proposed by an Indemnitee shall be subject to the approval of Indemnitor, which approval shall not be unreasonably withheld or delayed.

          8.3  Recourse Limitation. Notwithstanding any provisions in this
               -------------------
Agreement to the contrary, the liability of each Shareholder incurred in connection with this Agreement shall not in any event exceed the product of (a) the Purchase Price paid from time to time to Seller by Buyer and not otherwise recouped or recovered (exclusive of offsets under Section 9.16) from Seller by Buyer and less amounts offset by Buyer pursuant to Section 8.2(a)(4) multiplied by (b) fifty percent (50%).

                                   ARTICLE IX
                                   ----------

MISCELLANEOUS
- -------------

     9.1        Termination
                ------------

          This Agreement may be terminated and the transactions contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by Seller or Buyer if the conditions to such party's obligations set forth in Articles VI and VII, respectively, have not been satisfied on or before October 1, 1994 (unless waived by the party entitled to the benefit thereof), without liability of any party hereto; provided, however, that Buyer or Seller may, by
                               --------  -------
notice to the other, extend the term of this Agreement until November 1, 1994; and provided further that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder, or
(b) any knowing misrepresentation made by such party of any matter set forth herein. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to October 1, 1994 (or November 1, 1994, if the term of this Agreement is extended as provided above). In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

     9.2        Assignment
                -----------

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer. Buyer shall have no right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     9.3        Notices
                --------

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial overnight courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:


         If to Shareholders:                Steven M. Pagnotta
                                       25833 W. Apache
                                       Barrington, Illinois  60010
                                       Telephone No.:  (708) 382-2113
                                       Facsimile No.:  (708) 573-9868

                                       David A. Petersen
                                       1001 Forestview Court

                                       Naperville, Illinois  60540
                                       Telephone No.:  (708) 420-8226
                                       Facsimile No.:  (708) 573-9868

         If to Buyer:                        Koll Management Services, Inc.
                                       4343 Von Karman Avenue
                                       Newport Beach, California  92660
                                       Attn: President
                                       Telephone No.:  (714) 833-3030
                                       Facsimile No.:  (714) 833-8635

         With a copy to:                     Koll
                                       10 South La Salle Street
                                       Suite 2600
                                       Chicago, Illinois 60603
                                       Attn: President
                                       With copy to:  Senior Vice President
                                       Telephone No.:  (312) 984-1010
                                       Facsimile No.:  (312) 345-1122

         With a copy to:                     Allen, Matkins, Leck,
                                       Gamble & Mallory
                                       18400 Von Karman Avenue
                                       4th Floor
                                       Irvine, California  92715
                                       Attn:  Thomas C. Foster, Esq.
                                       Telephone No.:  (714) 553-1313
                                       Facsimile No.:  (714) 553-8354

                                       If to Seller:  Midstates Management
                                        Co., Inc.
                                       1420 Kensington Road
                                       Suite 103
                                       Oak Brook, Illinois  60521
                                       Attention:  President
                                       Telephone No.:  (708) 573-9860
                                       Facsimile No.:  (708) 573-9868

              With a copy to in the event of notice to Seller and/or either Shareholder:

                                       Seyfarth, Shaw, Fairweather & Geraldson
                                       55 East Monroe Street
                                       Suite 4200
                                       Chicago, Illinois 60603-5803
                                       Attn: Jeffrey Jahns, Esq.
                                       Telephone No.:  (312) 346-8000
                                       Facsimile No.:  (312) 269-8869

                                       Any such notice or other communication
                                       shall be deemed received and effective
                                       upon the earlier of (a) if personally
                                       delivered, the date of delivery to the
                                       address of the person to receive such
                                       notice; (b) if delivered by commercial
                                       overnight carrier, one day following
                                       the receipt of such communication by
                                       such carrier from the sender, as shown
                                       on the sender's delivery invoice from
                                       such carrier; (c) if mailed, forty-eight
                                       (48) hours after the date of posting by
                                       the United States Post Office as shown
                                       by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 9.3. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight
                                       (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 9.3. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.


     9.4        Choice of Law
                --------------

          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois, and this Agreement shall be deemed executed, delivered and performed in the State of Illinois.

     9.5        Entire Agreement; Amendments and Waivers
                -----------------------------------------

          This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.6        Counterparts
                -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7        Invalidity
                -----------

          In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.8        Headings
                ---------

          The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.9        Further Assurances
                -------------------

          On and after the Closing Date, Seller, the Shareholders and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     9.10       Expenses
                ---------

          Seller, the Shareholders and Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     9.11       Attorneys Fees
                ---------------

          In any litigation relating to this Agreement between the parties hereto,. the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in connection with such litigation.

     9.12       Publicity
                ----------

          Neither the Shareholders, Seller nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other parties hereto save and except for any disclosures, notices or public filings required by law. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement announcing such execution and as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

     9.13       Confidential Information
                -------------------------

          The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 9.12. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Employees of Seller shall be notified of the fact of the subject transaction in a joint communication from Seller and Buyer mutually approved by Seller and Buyer. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

     9.14       Trading Stock of Buyer
                -----------------------

          Seller and the Shareholders shall not purchase or sell any shares of the common stock of Buyer until there has been a public disclosure of Buyer's acquisition of the Assets.

     9.15       Miscellaneous
                --------------

          Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; and (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement.

     9.16       Right of Offset
                ----------------

          In addition to Buyer's right of offset pursuant to Section 8.2(a)(4), Buyer shall have the right to offset any amounts due Seller under this Agreement in satisfaction of fifty percent (50%) of the obligations of Koll/Bradford Joint Venture, a California general partnership, to Buyer under and pursuant to that certain working capital loan by Buyer to Koll/Bradford Joint Venture. To the extent so offset, the obligations of Koll/Bradford Joint Venture under such working capital loan shall be satisfied. For example, for each One Dollar ($1.00) owed by Koll/Bradford Joint Venture under such working capital loan, Buyer shall be entitled to deduct Fifty Cents ($.50) from any amounts due Seller under this Agreement; upon such deduction of Fifty Cents ($.50), the entire One Dollar ($1.00) so owed by Koll/Bradford Joint Venture shall be deemed satisfied in full, it being understood that the other Fifty Cents ($.50) is effectively being paid by Buyer to itself as a partner in Koll/Bradford Joint Venture.

                                   ARTICLE X
                                   ---------

DEFINITIONS
- -----------

     10.1       Affiliate
                ----------

          The term "Affiliate" means any person or entity which, directly or
                    ---------
indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

     10.2       Assets
                -------

          The term "Assets" is defined in Section 1.1.
                    ------

     10.3       Benefit Arrangement
                --------------------

          The term "Benefit Arrangement" is defined in Section 3.12.
                    -------------------

     10.4       Buyer
                -----

          The term "Buyer" means Koll Management Services, Inc.
                    -----

     10.5       Closing
                --------

          The term "Closing" is defined in Section 2.1.
                    -------

        10.6    Closing Date
                ------------

          The term "Closing Date" is defined in Section 2.1.

     10.7       Damages
                --------

          The term "Damages" is defined in Section 8.2.
                    -------

     10.8       Existing Brokerage Agreement; Existing Brokerage Agreements
                -----------------------------------------------------------

__________The terms "Existing Brokerage Agreement" and "Existing Brokerage
                     ----------------------------       ------------------
Agreements" are defined in Recital B.
- ----------

     10.9       Existing Client; Existing Clients
                ---------------------------------

          The terms "Existing Client" and "Existing Clients" are defined in
                     ---------------       ----------------
Recital A.

     10.10      Existing Managed Building; Existing Managed Buildings
                -----------------------------------------------------

__________The term "Existing Managed Building" and "Existing Managed Buildings"
                    -------------------------       --------------------------
are defined in Recital A.

     10.11      Existing Management Agreement; Existing Management Agreements
                -------------------------------------------------------------

__________The terms "Existing Management Agreement" and "Existing Management
                     -----------------------------       -------------------
Agreements" are defined in Recital A.
- ----------

     10.12      Indemnitee
                ----------

          The term "Indemnitee" is defined in Section 8.2(d).
                    ----------

     10.13      Indemnitor
                ----------

          The term "Indemnitor" is defined in Section 8.2(d).
                    ----------

     10.14      Net New Business Income
                -----------------------

__________The term "Net New Business Income" is defined in Section 1.3(b)(1).
                    -----------------------

     10.15      Net Operating Income
                --------------------

__________The term "Net Operating Income" is defined in Section 1.3(a)(1).
                    --------------------

     10.16      New Business Expenses
                ---------------------

__________The term "New Business Expenses" is defined in Section 1.3(b)(3).
                    ---------------------

     10.17      New Business Revenues
                ---------------------

__________The term "New Business Revenues" is defined in Section 1.3(b)(2).
                    ---------------------

     10.18      Operating Expenses
                ------------------

__________The term "Operating Expenses" is defined in Section 1.3(a)(3).
                    ------------------

     10.19      Purchase Price
                --------------

          The term "Purchase Price" is defined in Section 1.2.
                    --------------

     10.20      Representative
                --------------

          The term "Representative" means any officer, director, principal,
                    --------------
attorney, accountant, agent, employee or other representative.

     10.21      Revenues

          The term "Revenues" is defined in Section 1.3(a)(2).
                    --------

     10.22      Seller
                ------

          The term "Seller" means Midstates Management Co., Inc. an Illinois
                    ------
corporation.

     10.23      Shareholders; Shareholder
                -------------------------

          The term "Shareholders" means Steven M. Pagnotta and David A.
                    ------------
Petersen, collectively; the term "Shareholder" means either of the Shareholders.
                                  -----------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


        "Shareholders"
                                          STEVEN M. PAGNOTTA

                                          DAVID A. PETERSEN


        "Seller"                              MIDSTATES MANAGEMENT CO., INC.
                                          an Illinois corporation

                                          By:
                                              Name:
                                              Title:

        "Buyer"                           KOLL MANAGEMENT SERVICES, INC.,
                                          a Delaware corporation


                                          By:
                                              Name:
                                              Title:

                                       39